Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 18, 2008, relating to the financial statements and financial statement schedule, which appears in Batesville Holdings, Inc.’s Registration Statement on Form 10/A dated March 14, 2008 and Current Report on Form 8-K dated March 18, 2008.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 25, 2008